Exhibit 10.19

*** Certain information in this document has been excluded pursuant to Regulation S-K, item 601(b)(10). Such excluded information is not material and is information that the company treats as private or confidential. Such omitted information is indicated by brackets “[***]”) in this exhibit.***

AMENDMENT TO DISTRIBUTION AGREEMENT

This Amendment (this “Amendment”), dated as of June 30, 2020 (the “Amendment Effective Date”), is made to that certain Distribution Agreement (the “Agreement”), dated as of June 13, 2019, by and between ORCHESTRA BIOMED, INC., a corporation having its principal office at 150 Union Square Drive, New Hope, PA 18938, United States (“OBIO”) and TERUMO CORPORATION, having its registered place of business at 2-44-1 Hatagaya, Shibuya-ku Tokyo, 151-0072 Japan (“TC”) and TERUMO MEDICAL CORPORATION, a corporation having its principal office at 265 Davidson Avenue, Somerset, NJ 08873 (“TMC” and together with TC, “Terumo”). OBIO and Terumo may be referred to individually as a “Party” and collectively as the “Parties”. Capitalized terms used but not defined in this Amendment have the meanings ascribed to them in the Agreement.

RECITALS

WHEREAS, the Parties entered into the Agreement, which sets forth the terms of the distribution and commercialization of the Virtue® Sirolimus-Eluting Balloon product and the components thereof;

WHEREAS, due to the global COVID-19 pandemic the regulatory approval process for the Virtue® Sirolimus-Eluting Balloon product has been delayed beyond the Parties’ control; and

WHEREAS, the Parties desire to amend the Agreement with respect to certain Milestones and termination rights set forth therein; and

WHEREAS, OBIO and Terumo have each approved this Amendment in accordance with Section 18.6 of the Agreement.

NOW, THEREFORE, in consideration of the premises and mutual promises and covenants contained in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree that as of the Amendment Effective Date, the Agreement incorporates and includes these terms as amended and or added as follows:

AGREEMENT

1.	Amendment of Section 3.1. PAYMENTS. Sections 3.1(d) through 3.1(g) of the Agreement are hereby superseded and replaced in their entirety with the following:
(d)

First Milestone Payment.  OBIO shall notify Terumo promptly after obtaining the IDE approval from FDA for the Product for ISR, or any other FDA indication mutually agreed upon by the Parties (any such indication, the “Milestone Indication”).  If the date of such approval is on or before December 31, 2020, Terumo shall pay to OBIO, in consideration of the work that is required to be completed by OBIO in furtherance of achieving the second Milestone as set forth in

Section 3.1(e) below, within ten (10) Business Days after being notified of such approval, [***] ($[***]) (“First Milestone Payment”).

(e)

Second Milestone Payment.  OBIO shall notify Terumo promptly after the completion of all enrollment of clinical studies that is needed to file for the PMA for the Product for the Milestone Indication in accordance with the Regulatory Plan.  If the date of such completion is on or before September 30, 2022, Terumo shall pay to OBIO, in consideration of the work that is required to be completed by OBIO in furtherance of achieving the third Milestone as set forth in Section 3.1(f) below within ten (10) Business Days after being notified of such completion [***] ($[***]) (“Second Milestone Payment”).

(f)

Third Milestone Payment.  Upon Terumo filing with FDA for PMA for the Product for the Milestone Indication on or before March 30, 2024, Terumo shall pay to OBIO, in consideration of the work that is required to be completed by OBIO in furtherance of achieving the fourth Milestone as set forth in Section 3.1(g) below within ten (10) Business Days of such filing, [***] ($[***]) (“Third Milestone Payment”).  If the filing is delayed as the result of a delay in the submission of the manufacturing module, then the Milestone date above mentioned as a condition to the third Milestone will be extended to the date that is sixty (60) days after the filing of the manufacturing module submission.

(g)

Fourth Milestone Payment.  Upon Terumo obtaining the PMA from FDA for the Product for the Milestone Indication, if the date of such PMA is on or before June 30, 2025, Terumo shall pay to OBIO, in consideration of the work that was required to be completed by OBIO in furtherance of achieving the fourth milestone as set forth in this Section 3.1(g), within ten (10) Business Days after being notified of such PMA, [***] ($[***]) (“Fourth Milestone Payment”).  If the PMA submission is delayed due to a delay in the filing for PMA Regulatory Approval as stated in Section 3.1(f), then the Milestone date above mentioned as a condition to the fourth Milestone shall be extended to the date that is fifteen (15) months after the filing of the PMA.

2.	Amendment of Section 15.2. EARLY TERMINATION. Section 15.2(d)(iii) of the Agreement is hereby superseded and replaced in its entirety with the following:
(iii)

Terumo may, at its discretion, either (A) terminate this Agreement in its entirety or (B) terminate this Agreement with respect to the Milestone Indication (including both Terumo’s non-compete obligation set forth in Section 2.4 and the Distribution Rights with respect to such indication), if (x) an application for PMA for the Product for the Milestone Indication is not filed with FDA on or before March 30, 2025 or (y) PMA Regulatory Approval for the Product for the Milestone Indication is not obtained from FDA on or before June 30, 2026.

3.	Regulatory Plan. The Parties have agreed to update the Regulatory Plan as attached as an exhibit hereto.
4.

Other Terms Unchanged.  The Agreement, except where explicitly amended by this Amendment, shall remain unchanged and in full force and effect and is in all respects agreed to, ratified and confirmed hereby.  Any reference to the Agreement after the Amendment Effective Date shall be deemed to be a reference to the Agreement, as amended by this Amendment.

5.	Effectiveness. This Amendment shall be effective as of the Amendment Effective Date.
6.

Governing Law.  This Amendment and all questions regarding its existence, validity, interpretation, breach or performance and any dispute or claim arising out of or in connection with it (whether contractual or non-contractual in nature such as claims in tort, from breach of statute or regulation or otherwise) shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, United States, without regard to any laws or rules that would result in the application of the laws of any other jurisdiction.

7.

Severability.  If any one or more of the provisions contained in this Amendment is held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affects the substantive rights of the Parties.  The Parties shall in such an instance use their best efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, implement the purposes of this Amendment.

8.	Headings. The section headings hereof are not a part of this Amendment, but are merely for convenience to assist in locating and reading the several sections hereof.
9.

Counterparts.  This Amendment may be executed by any party by PDF file signature, and on one or more counterparts, and by different parties on separate counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, all of which together shall constitute but one and the same instrument.

10.

Modification.  This Amendment may be amended, or any term hereof modified, only by a written instrument duly executed by authorized representatives of the Parties, but "written instrument" does not include the text of e-mails or similar electronic transmissions.

SIGNATURES APPEAR ON THE FOLLOWING PAGE

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed as of the Amendment Effective Date by their respective officers thereunto duly authorized.

ORCHESTRA BIOMED, INC.		TERUMO CORPORATION

By:	/s/ David Hochman	By:	/s/ Toshi Osada
Name:	David Hochman	Name:	Toshi Osada
Title:	Chairman & CEO	Title:	Managing Executive Officer
President, Cardiac and Vascular Company

TERUMO MEDICAL CORPORATION

By:	/s/ [illegible signature]
Name:
Title:

[Signature Page to Amendment to Distribution Agreement]